Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements on Form S-8 Reg. Nos. 333-98211 and 333-174078 pertaining to the Oceaneering International, Inc. Retirement Investment Plan,

(2)Registration Statements on Form S-8 Reg. Nos. 333-166612 and 333-217691 pertaining to the 2010 Incentive Plan of Oceaneering International, Inc., as amended and restated to date,

(3)Registration Statement on Form S-8 Reg. No. 333-238325 pertaining to the 2020 Incentive Plan of Oceaneering International, Inc., and

(4)Registration Statement on Form S-3 Reg. No. 333-261359 pertaining to Oceaneering International, Inc. senior debt securities;

of our reports dated February 24, 2023, with respect to the consolidated financial statements of Oceaneering International, Inc. and the effectiveness of internal control over financial reporting of Oceaneering International, Inc. included in this Annual Report (Form 10-K) of Oceaneering International, Inc. for the year ended December 31, 2022.

/S/ ERNST & YOUNG LLP
Houston, Texas
February 24, 2023